United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 25, 2006	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT 06880
(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation.

On October 25, 2006, IWT Tesoro Corporation and its subsidiaries (collectively the “Company”)  received a letter from its senior credit facility, Bank of America, N.A. stating that that certain events of default had occurred and are continuing under its credit facility agreements including that the Company did not attain its minimum EBITDA for the months ended August 2006 and September 2006, nor did the Company reach its minimum fixed charge coverage ratio for the period ended September 30, 2006.  The Company and  Bank of America are negotiating a forbearance agreement and if executed, the Bank would agree to forbear the exercise of its rights to December 10, 2006, provided (i) that the Company is not in default of any of its other obligations, and (ii) Tesoro engages a management consultant to provide a comprehensive business analysis of the Company’s operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2006	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President